SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  June 19, 2000



                       Stratus Properties Inc.
       (Exact name of registrant as specified in its charter)

   Delaware                    0-19989              72-1211572
 (State or other             (Commission           (IRS Employer
 jurisdiction of             File Number)          Identification
 incorporation or                                     Number)
 organization)

                 98 San Jacinto Blvd., Suite 220
                       Austin, Texas 78701
            (address of principal executive offices)

 Registrant's telephone number, including area code:  (512) 478-5788



Item 5.   Other Events.

The Texas Supreme Court ruled on June 15, 2000 that the Texas legislation authorizing the creation of water quality protection zones was unconstitutional. This ruling completes the appeal process that originated from the case The City of Austin, Texas v. Horse Thief Hollow Ranch Ltd., et al.(Cause No. 98-00248) as filed with the Travis County 345th Judicial District Court, Texas on January 9, 1998. Oral argument was presented to the Texas Supreme Court on December 9, 1998. Stratus Properties Inc. issued the following news release on June 19, 2000 in connection with the Supreme Court's ruling:

AUSTIN, TX, June 19, 2000 - In a 6 to 3 decision, the Texas Supreme Court in FM Properties Operating Co., et al. v. The City of Austin (Cause No. 98-0685) recently affirmed the Travis County District Court's decision that Texas Water Code Section 26.179 enabling the creation of water quality protection zones is unconstitutional. For Stratus Properties Inc. (NASDAQ: STRS) (formerly, FM Properties Inc.), this decision will primarily affect future development of portions of the Barton Creek community, but it will not have an impact on Stratus' long-term profitability.

     William H. Armstrong, Chairman and Chief Executive Officer of Stratus, said, "Although we are disappointed with the Supreme Court's decision, we are pleased to have a resolution on this issue. During the past two years, this pending litigation has created uncertainties that resulted in our deferring development
in certain areas of the Barton Creek community.   With this issue
resolved, we can proceed with development."

     Mr. Armstrong continued, "The current real estate market in Austin continues to be very strong, especially in the southwest area of the city where our Barton Creek community is located. Accordingly, we have developed large high-end estate lots under current City of Austin ordinances. Market response to these large lots has far exceeded our original expectations, establishing the very top of the market for the Austin area. Given the Court's decision, we anticipate amending our land development plans to include more of this type of real estate product, which complies with all applicable City of Austin regulations. Although we expect our modified land plans for portions of the Barton Creek community to result in lower overall density, we do not anticipate that the decision will have an impact on Stratus' long-term profitability."

     Stratus is a diversified real estate company engaged in the development, marketing and management of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.

Cautionary Statement. This press release contains forward-looking statements regarding Stratus' sales and development plans as well as its long-term profitability. Important factors that might cause future results to differ from these projections include regulatory approvals and environmental regulations as described in detail in Stratus' 1999 Form 10-K filed with the Securities and Exchange Commission.

                            #    #    #




                            SIGNATURE
                       ------------------

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Stratus Properties Inc.


                              By:   /s/ C. Donald Whitmire
                                   ------------------------------
                                        C. Donald Whitmire
                                    Vice President & Controller-
                                         Financial Reporting
                                      (authorized signatory and
                                     Principal Accounting Officer)

Date:  June 22, 2000